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EXHIBIT 21

               SELECTIVE INSURANCE GROUP, INC. SUBSIDIARIES



                    Jurisdiction                          Percentage
                     in which                          voting securities
Name                 organized           Parent              owned
-----               ------------         ------        -----------------

Selective Insurance                  Selective Insurance
 Company of America   New Jersey       Group, Inc.             100%

Selective Way                        Selective Insurance
 Insurance Company    New Jersey       Group, Inc.             100%

Selective Insurance
 Company of the                      Selective Insurance
 Southeast            North Carolina   Group, Inc.             100%

Selective Insurance
 Company of South                    Selective Insurance
 Carolina             South Carolina   Group, Inc.             100%

Wantage Avenue
 Holding Company                     Selective Insurance
 Inc.                 New Jersey     Company of America        100%

Niagara Exchange                     Selective Insurance
 Corporation          Delaware         Group, Inc.             100%

NIEX Funding
 Corporation          New York       Niagara Exchange Corp.    100%

Selective Insurance
 Company of
 New York             New York       Niagara Exchange Corp.     87%

Selective Technical
 Administrative                       Selective Insurance
 Resources, Inc.      New Jersey        Group, Inc.            100%


                                      Selective Way Insurance
                                      Company (75%)
                                      Selective Insurance Company
Alta Services LLC     New Jersey      of the Southeast (25%)    N/A